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                                                                     EXHIBIT 5.2

                      [LETTERHEAD OF SHEARMAN & STERLING]

                                                                    May 30, 2000

GT Group Telecom Inc.
20 Bay Street, 7th Floor
Toronto, Ontario
Canada M5J 2N8

Ladies & Gentlemen:

     We are acting as United States counsel to GT Group Telecom Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form F-4 (the "Registration Statement") relating to the offer to exchange (the "Exchange Offer") for the Company's outstanding unregistered 13 1/4% Senior Discount Notes due 2010 (the "Outstanding Notes") a like stated amount at maturity of its 13 1/4% Senior Discount Notes due 2010 (the "Exchange Notes") that will be registered under the Act, as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"). The Exchange Notes are to be issued under an indenture dated as of February 1, 2000 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used herein that are not separately defined shall have the meanings ascribed to such terms in the Prospectus.

     In such capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Indenture, the Outstanding Notes, a form of the Exchange Notes contained in such Indenture and the Registration Statement. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Our opinions expressed below are limited to the laws of the State of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other law. We are not admitted to practice in any province in Canada and, insofar as the following opinions relate to matters governed by the laws of any province in Canada, we have relied, with your approval, but without any independent investigation, on the opinion of Goodman Phillips & Vineberg, Canadian counsel for the Company, filed as Exhibit 5.1 to the Registration Statement.

     Based upon the foregoing, it is our opinion that when the Exchange Notes are exchanged for the Outstanding Notes as contemplated in the Registration Statement, assuming they have been duly authorized, executed, issued and delivered by the Company under the laws of Canada and have been duly authenticated by the Trustee, the Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity , including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

     We hereby consent to the reproduction of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a
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part of the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

     This opinion is intended solely for your benefit and is not to be made available to, or relied upon by, any other person or entity without our prior written consent.

                                          Very truly yours,

                                          /s/ Shearman & Sterling

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